                          AMENDED AND RESTATED BY-LAWS


                                       OF


                             ALPHA INDUSTRIES, INC.




                             A DELAWARE CORPORATION








                             ADOPTED APRIL 30, 1992

                                RESTATED BY-LAWS

                                TABLE OF CONTENTS

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
ARTICLE I. STOCKHOLDERS                                                      1
   Section  1.1.  Annual Meeting                                             1
   Section  1.2.  Special Meetings                                           1
   Section  1.3.  Notice of Meeting                                          1
   Section  1.4.  Quorum                                                     2
   Section  1.5.  Proxies and Voting                                         2
   Section  1.6.  Action at Meeting                                          2
   Section  1.7.  Voting of Shares of Certain Holders                        2
   Section  1.8.  Advance Notice of Stockholder Proposals                    3

ARTICLE II. BOARD OF DIRECTORS                                               4
   Section  2.1.  Powers                                                     4
   Section  2.2.  Number of Directors; Qualifications                        4
   Section  2.3.  Nomination of Directors                                    4
   Section  2.4.  Election of Directors                                      5
   Section  2.5.  Vacancies; Reduction of the Board                          5
   Section  2.6.  Enlargement of the Board                                   5
   section  2.7.  Tenure and Resignation                                     5
   Section  2.8.  Removal                                                    5
   Section  2.9.  Meetings                                                   5
   Section  2.10. Notice of Meeting                                          6
   Section  2.11. Agenda                                                     6
   Section  2.12. Quorum                                                     6
   Section  2.13. Action at Meeting                                          6
   Section  2.14. Action Without Meeting                                     6
   Section  2.15. Committees                                                 7

Article III. OFFICERS                                                        7
   Section  3.1.  Enumeration                                                7
   Section  3.2.  Election                                                   7
   Section  3.3.  Qualification                                              7
   Section  3.4.  Tenure                                                     7
   Section  3.5.  Removal                                                    7
   Section  3.6.  Resignation                                                8
   Section  3.7.  Vacancies                                                  8
   Section  3.8.  Chairman of the Board                                      8
   Section  3.9.  President                                                  8
   Section  3.10. Vice-Presidents                                            8
   Section  3.11. Treasurer and Assistant Treasurers                         8
   Section  3.12. Secretary and Assistant Secretaries                        9
   Section  3.13. Other Powers and Duties                                    9

                                       -i-
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
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
ARTICLE IV. CAPITAL STOCK                                                    9
   Section  4.1.  Stock Certificates                                         9
   Section  4.2.  Transfer of Shares                                        10
   Section  4.3.  Record Holders                                            10
   Section  4.4.  Record Date                                               10
   Section  4.5.  Transfer Agent and Registrar for
                     Shares of Corporation                                  11
   Section  4.6.  Loss of Certificates                                      11
   Section  4.7.  Restrictions on Transfer                                  11
   Section  4.8.  Multiple Classes of Stock                                 12

ARTICLE V. DIVIDENDS                                                        12
   Section  5.1.  Declaration of Dividends                                  12
   Section  5.2.  Reserves                                                  12

ARTICLE VI. POWERS OF OFFICERS TO CONTRACT WITH THE CORPORATION             13

ARTICLE VII. INDEMNIFICATION                                                13
   Section  7.1.  Definitions                                               13
   Section  7.2.  Actions In Name of the Corporation
                    or Stockholder                                          14
   Section  7.3.  Other Actions                                             14
   Section  7.4.  Indemnification upon Successful Defense                   14
   Section  7.5.  Advances of Expenses                                      15
   Section  7.6.  Employees and Agents; Officers and Directors
                    of Other Corporations or Enterprises                    15
   Section  7.7.  Presumption upon Termination of Proceeding                15
   Section  7.8.  Indemnification Not Exclusive                             15
   Section  7.9.  Insurance                                                 15
   Section  7.10. Employee Benefit Plans                                    15
   Section  7.11. Survival                                                  16
   Section  7.12. Severability                                              16
   Section  7.13  Right to Indemnification upon Application;
                   Determination to Indemnity                               16
   Section  7.14. Notification and Defense of Claim                         17

ARTICLE VIII. MISCELLANEOUS PROVISIONS                                      18
   Section  8.1.  Certificate of Incorporation                              18
   Section  8.2.  Fiscal Year                                               18
   Section  8.3.  Corporate Seal                                            18
   Section  8.4.  Execution of Instruments                                  18
   Section  8.5.  Voting of Securities                                      18
   Section  8.6.  Evidence of Authority                                     18
   Section  8.7.  Corporate Records                                         18
   Section  8.8.  Charitable Contributions                                  19

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
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
ARTICLE IX. AMENDMENTS                                                      19
   Section  9.1.  Amendment by Stockholders                                 19
   Section  9.2.  Amendment by Directors                                    19

                                RESTATED BY-LAWS
                                       OF
                             ALPHA INDUSTRIES, INC.
                            (A DELAWARE CORPORATION)

                                   ARTICLE I.
                                  Stockholders

    SECTION 1.1. ANNUAL MEETING. The annual meeting of the stockholders of the corporation shall be held on the second Monday in September in each year, at such time and place within or without the State of Delaware as may be designated in the notice of meeting. If the day fixed for the annual meeting shall fall on a legal holiday, the meeting shall be held on the next succeeding day not a legal holiday. If the annual meeting is omitted on the day herein provided, a special meeting may be held in place thereof, and any business transacted at such special meeting in lieu of annual meeting shall have the same effect as if transacted or held at the annual meeting.

    SECTION 1.2. SPECIAL MEETINGS. Special meetings of the stockholders may be called at any time by the president or by the board of directors. Such call shall state the purpose or purposes of the proposed meeting. Special meetings of the stockholders shall be held at such time, date and place within or without the State of Delaware as may be designated in the notice of such meeting.

    SECTION 1.3. NOTICE OF MEETING. A written notice stating the place, date, and hour of each meeting of the stockholders, and, in the case of a special meeting, the purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting, and to each stockholder who, under the Certificate of Incorporation or these By-laws, is entitled to such notice, by delivering such notice to such person or leaving it at their residence or usual place of business, or by mailing it, postage prepaid, and addressed to such stockholder at his address as it appears upon the books of the corporation, at least ten (10) days and not more than sixty (60) before the meeting. Such notice shall be given by the secretary, an assistant secretary, or any other officer or person designated either by the secretary or by the person or persons calling the meeting.

    The requirement of notice to any stockholder may be waived by a written waiver of notice, executed before or after the meeting by the stockholder or his attorney thereunto duly authorized, and filed with the records of the meeting, or if communication with such stockholder is unlawful, or by attendance at the meeting without protesting prior thereto or at its commencement the lack of notice. A waiver of notice of any regular or special meeting of the stockholders need not specify the purposes of the meeting.

    If a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at the meeting at which the adjournment is taken, except that if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

SECTION 1.4. QUORUM. The holders of a majority in interest of all stock issued, outstanding and entitled to vote at a meeting shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present.

SECTION 1.5. VOTING AND PROXIES. Each stockholder shall have one vote for each share of stock entitled to vote owned by such stockholder of record according to the books of the corporation, unless otherwise provided by law or by the Certificate of Incorporation. Stockholders may vote either in person or by written proxy, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Proxies shall be filed with the secretary of the meeting, or of any adjournment thereof. Except as otherwise limited therein, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of the proxy the corporation receives a specific written notice to the contrary from any one of them.

SECTION 1.6. ACTION AT MEETING. When a quorum is present at any meeting, a plurality of the votes properly cast for election to any office shall elect to such office, and a majority of the votes properly cast upon any question other than election to an office shall decide such question, except where a larger vote is required by law, the Certificate of Incorporation or these by-laws. No ballot shall be required for any election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

SECTION 1.7. VOTING OF SHARES OF CERTAIN HOLDERS. Shares of stock of the corporation standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

Shares of stock of the corporation standing in the name of a deceased person, a minor ward or an incompetent person, may be voted by his administrator, executor, court-appointed guardian or conservator without a transfer of such shares into the name of such administrator, executor, court appointed guardian or conservator. Shares of capital stock of the corporation standing in the name of a trustee may be voted by him.

Shares of stock of the corporation standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Shares of its own stock belonging to this corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares of its own Stock held by the corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares.

SECTION 1.8. ADVANCE NOTICE OF STOCKHOLDER PROPOSALS. At any annual or special meeting of stockholders, proposals by stockholders and persons nominated for election as directors by stockholders shall be considered only if advance notice thereof has been timely given as provided herein. Notice of any proposal to be presented by any stockholder or of the name of any person to be nominated by any stockholder for election as a director of the corporation at any meeting of stockholders shall be given to the Secretary of the corporation not less than sixty (60) nor more than ninety (90) days prior to the date of the meeting; provided, however, that if the date of the meeting is first publicly announced or disclosed less than seventy (70) days prior to the date of the meeting, such notice shall be given not more than ten (10) days after such date is first so announced or disclosed. No additional public announcement or disclosure of the date of any annual meeting of stockholders need be made if the corporation shall have previously disclosed, in these by-laws or otherwise, that the annual meeting in each year is to be held on a determinable date, unless and until the Board determines to hold the meeting on a different date. Any stockholder who gives notice of any such proposal shall deliver therewith the text of the proposal to be presented and a brief written statement of the reasons why such stockholder favors the proposal and setting forth such stockholder's name and address, the number and class of all shares of each class of stock of the corporation beneficially owned by such stockholder and any material interest of such stockholder in the proposal (other than as a stockholder) any stockholder desiring to nominate any person for election as a director of the corporation shall deliver with such notice a statement in writing setting forth the stockholder's name and address and the number and class of all shares of each class of stock of the corporation beneficially owned by such stockholder, and, as to each proposed nominee, the name, age and address of the person to be nominated, the number and class of all shares of each class of stock of the corporation beneficially owned by such person, the information regarding such person required by paragraphs (d), (e) and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulation subsequently adopted by the Securities and Exchange Commission applicable to the corporation) and such person 5 signed consent to serve as a director of the corporation if elected. As used herein, shares "beneficially owned" shall mean all shares as to which such person, together with such person 5 affiliates and associates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934), may be deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as well as all shares as to which such person, together with such person's affiliates and associates, has the right to become the beneficial owner pursuant to any agreement or understanding, or upon the exercise of warrants, options or rights to convert or exchange (whether such rights are exercisable immediately or only after the passage of time or the occurrence of conditions). The person presiding at the meeting shall determine whether such notice has been duly given and shall direct that proposals and nominees not be considered if such notice has not been duly given.

                                   ARTICLE II.
                               BOARD OF DIRECTORS

SECTION 2.1. POWERS. Except as reserved to the stockholders by law, by the Certificate of Incorporation or by these By-laws, the business of the corporation shall be managed under the direction of the board of directors, who shall have and may exercise all of the powers of the corporation. In particular, and without limiting the foregoing, the board of directors shall have the power to issue or reserve for issuance from time to time the whole or any part of the capital stock of the corporation which may be authorized from time to time to such person, for such consideration and upon such terms and conditions as they shall determine, including the granting of options, warrants or conversion or other rights to stock.

SECTION 2.2. NUMBER OF DIRECTORS; QUALIFICATIONS. The board of directors shall consist of such number of directors, not less than three nor more than fifteen, as shall be fixed by the board of directors in accordance with Article Sixteenth of the Certificate of Incorporation. No director need be a stockholder.

-SECTION 2.3. NOMINATIONS OF DIRECTORS. Nominations for the election of directors may be made by the Board of Directors, or in accordance with Section
1.8 of these By-Laws, by any stockholder entitled to vote for the election of directors.

SECTION 2.4. ELECTION OF DIRECTORS. The board of directors shall be divided into three classes and elected by the stockholders in accordance with the provisions of Article Sixteenth of the Certificate of Incorporation.

SECTION 2.5. VACANCIES; REDUCTION OF THE BOARD. Any vacancy in the board of directors shall be filled by the board of directors in accordance with the provisions of Article Sixteenth of the Certificate of Incorporation. In lieu of filling any such vacancy, the board of directors may reduce the number of directors, but not to a number less than three. When one or more directors shall resign from the board of directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

SECTION 2.6. ENLARGEMENT OF THE BOARD. The board of directors may be enlarged by vote of a majority of the directors then in office.

SECTION 2.7. TENURE AND RESIGNATION. Except as otherwise provided by law, by the Certificate of Incorporation or by these By-laws, directors shall hold office until the next annual meeting of stockholders and thereafter until their successors are chosen and qualified. Any director may resign by delivering or mailing postage prepaid a written resignation to the corporation at its principal office or to the president, secretary or assistant secretary, if any. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

SECTION 2.8. REMOVAL. A director, whether elected by the stockholders or directors, may be removed from office only for cause, either at any annual or special meeting of stockholders by vote of a majority of the stockholders entitled to vote in the election of the directors, or, to the extent permitted by law, by a vote of a majority of the directors then in office; provided, however, that a director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him.

SECTION 2.9. MEETINGS. Regular meetings of the board of directors may be held without call or notice at such times and such places within or without the State of Delaware as the board may, from time to time, determine, provided that notice of the first regular meeting following any such determination shall be given to directors absent from the meeting at which such determination is made. A regular meeting of the board of directors shall be held without notice immediately after, and at the same place as, the annual meeting of the stockholders or the special meeting of the stockholders held in place of such annual meeting, unless a quorum of the directors is not then present. Special meetings of the board of directors may be held at any time and at any place designated in the call of the meeting when called by the president, secretary, or one or more directors. Members of the board of directors or any committee elected thereby may participate in a meeting of such board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at the meeting.

SECTION 2.10. NOTICE OF MEETING. It shall be sufficient notice to a director to send notice by mail at least seventy-two (72) hours before the meeting addressed to such person at his usual or last known business or residence address or to give notice to such person in person or by telephone at least twelve(12)hours before the meeting. Notice shall be given by the secretary, assistant secretary, if any, or by the officer or directors calling the meeting. The requirement of notice to any director may be waived by a written waiver of notice, executed by such person before or after the meeting or meetings, and filed with the records of the meeting, or by attendance at the meeting without protesting prior thereto or at its commencement the lack of notice. A notice or waiver of notice of a directors' meeting need not specify the purposes of the meeting.

SECTION 2.11. AGENDA. Any lawful business may be transacted at a meeting of the board of directors, notwithstanding the fact that the nature of the business may not have been specified in the notice or waiver of notice of the meeting.

SECTION 2.12. QUORUM. At any meeting of the board of directors, a majority of the directors then in office shall constitute a quorum for the transaction of business. Any meeting may be adjourned by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

SECTION 2.13. ACTION AT MEETING. Any motion adopted by vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, except where a different vote is required by law, by the Certificate of Incorporation or by these By-laws. The assent in writing of any director to any vote or action of the directors taken at any meeting, whether or not a quorum was present and whether or not the director had or waived notice of the meeting, shall have the same effect as if the director so assenting was present at such meeting and voted in favor of such vote or action.

SECTION 2.14. ACTION WITHOUT MEETING. Any action by the directors may be taken without a meeting if all of the directors consent to the action in writing and the consents are filed with the records of the directors' meetings. Such consent shall be treated for all purposes as a vote of the directors at a meeting.

SECTION 2.15. COMMITTEES. The board of directors may, by the affirmative vote of a majority of the directors then in office, appoint an executive committee or other committees consisting of one or more directors and may by vote delegate to any such committee some or all of their powers except those which by law, the Certificate of Incorporation or these By-laws they may not delegate. Unless the board of directors shall otherwise provide, any such committee may make rules for the conduct of its business, but unless otherwise provided by the board of directors or such rules, its meetings shall be called, notice given or waived, its business conducted or its action taken as nearly as may be in the same manner as is provided in these By-laws with respect to meetings or for the conduct of business or the taking of actions by the board of directors. The board of directors shall have power at any time to fill vacancies in, change the membership of, or discharge any such committee at any time. The board of directors shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.


                                  ARTICLE III.
                                    OFFICERS

SECTION 3.1. ENUMERATION. The officers shall consist of a chairman of the board of directors, a president, a treasurer, a secretary and such other officers and agents (including one or more vice-presidents, assistant treasurers and assistant secretaries), with such duties and powers, as the board of directors may, in their discretion, determine.

SECTION 3.2. ELECTION. The president, treasurer and secretary shall be elected annually by the directors at their first meeting following the annual meeting of the stockholders. Other officers may be chosen by the directors at such meeting or at any other meeting.

SECTION 3.3. QUALIFICATION. An officer may, but need not, be a director or stockholder. Any two or more offices may be held by the same person. Any officer may be required by the directors to give bond for the faithful performance of his duties to the corporation in such amount and with such sureties as the directors may determine. The premiums for such bonds may be paid by the corporation.

SECTION 3.4. TENURE. Except as otherwise provided by the Certificate of Incorporation or these

By-laws, the term of office of each officer shall be for one year or until his successor is elected and qualified or until his earlier resignation or removal.

SECTION 3.5. REMOVAL. Any officer may be removed from office, with or without cause, by the affirmative vote of a majority of the directors then in office; provided, however, that an officer may be removed for cause only after reasonable notice and opportunity to be heard by the board of directors prior to action thereon.

SECTION 3.6. RESIGNATION. Any officer may resign by delivering or mailing postage prepaid a written resignation to the corporation at its principal office or to the president, secretary, or assistant secretary, if any, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some event.

SECTION 3.7. VACANCIES. A vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the board of directors.

SECTION 3.8. CHAIRMAN OF THE BOARD. The chairman of the board of directors shall preside at all meetings of the board of directors, and shall have such duties and powers as the board of directors may from time to time determine.

SECTION 3.9. PRESIDENT. Except as otherwise voted by the board or directors, the president shall preside at all meetings of the stockholders, and at meetings of the board of directors in the absence of the chairman of the board. The president shall have such duties and powers as are commonly incident to the office and such duties and powers as the board of directors shall from time to time designate.

SECTION 3.10. VICE-PRESIDENTS. The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president. In addition, the vice presidents shall have such powers and perform such duties as the board of directors may from time to time determine.

SECTION 3.11. TREASURER AND ASSISTANT TREASURERS. The treasurer, subject to the direction and under the supervision and control of the board of directors, shall have general charge of the financial affairs of the corporation. The treasurer shall have custody of all funds, securities and valuable papers of the corporation, except as the board of directors may otherwise provide. The treasurer shall keep or cause to be kept full and accurate records of account which shall be the property of the corporation, and which shall be always open to the inspection of each elected officer and director of the corporation. The treasurer shall deposit or cause to be deposited all funds of the corporation in such depository or depositories as may be authorized by the board of directors. The treasurer shall have the power to endorse for deposit or collection all notes, checks, drafts, and other negotiable instruments payable to the corporation. The treasurer shall have the power to borrow money and enter into and execute arrangements as to advances, loans and credits to the corporation. The treasurer shall have authority to disburse funds as may be ordered by the board of directors, maintaining proper records thereof, and shall render to the president and board of directors, when they so request, an account of his transactions as treasurer and the financial condition of the corporation. The treasurer shall perform such other duties as are incidental to the office, and such other duties as may be assigned by the board of directors.

Assistant treasurers, if any, shall have such powers and perform such duties as the board of directors may from time to time determine.

SECTION 3.12. SECRETARY AND ASSISTANT SECRETARIES. The secretary shall record, or cause to be recorded, all proceedings of the meetings of the stockholders and directors (including committees thereof) in the book of records of this corporation. The secretary shall notify the stockholders and directors, when required by law or by these By-laws, of their respective meetings, and shall perform such other duties as the directors and stockholders may from time to time prescribe. The secretary shall have the custody and charge of the corporate seal, and shall affix the seal of the corporation to all instruments requiring such seal, and shall certify under the corporate seal the proceedings of the directors and of the stockholders, when required. In the absence of the secretary at any such meeting, a temporary secretary shall be chosen who shall record the proceedings of the meeting in the aforesaid books.

Assistant secretaries, if any, shall have such powers and perform such duties as the board of directors may from time to time designate.

SECTION 3.13. OTHER POWERS AND DUTIES. Subject to these By-laws and to such limitations as the board of directors may from time to time prescribe, the officers of the corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the board of directors.


                                   ARTICLE IV.
                                  CAPITAL STOCK

SECTION 4.1. STOCK CERTIFICATES. Each stockholder shall be entitled to a certificate representing the number of shares of the capital stock of the corporation owned by such person in such form as shall, in conformity to law, be prescribed from time to time by the board of directors. Each certificate shall be signed by the president or vice-president and treasurer or assistant treasurer or such other officers designated by the board of directors from time to time as permitted by law, shall bear the seal of the corporation, and shall express on its face its number, date of issue, class, the number of shares for which, and the name of the person to whom it is issued. The corporate seal and any or all of the signatures of corporation officers may be facsimile if the stock certificate is manually counter-signed by an authorized person on behalf of a transfer agent or registrar other than the corporation or its employee.

If an officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed on, a certificate shall have ceased to be such before the certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the time of its issue.

SECTION 4.2. TRANSFER OF SHARES. Title to a certificate of stock and to the shares represented thereby shall be transferred only on the books of the corporation by delivery to the corporation or its transfer agent of the certificate properly endorsed, or by delivery of the certificate accompanied by a written assignment of the same, or a properly executed written power of attorney to sell, assign or transfer the same or the shares represented thereby. Upon surrender of a certificate for the shares being transferred, a new certificate or certificates shall be issued according to the interests of the parties.

SECTION 4.3. RECORD HOLDERS. Except as otherwise may be required by law, by the Certificate of Incorporation or by these By-laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-laws.

It shall be the duty of each stockholder to notify the corporation of his post office address.

SECTION 4.4. RECORD DATE. In order that the corporation may determine the stockholders entitled to receive notice of or to vote at any meeting of stockholders or any adjournments thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty days prior to any other action. In such case only stockholders of record on such record date shall be so entitled, notwithstanding any transfer of stock on the books of the corporation after the record date.

If no record date is fixed: (i) the record date for determining stockholders entitled to receive notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (ii) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is necessary, shall be the day on which the first written consent is expressed; and
(iii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

SECTION 4.5. TRANSFER AGENT AND REGISTRAR FOR SHARES OF CORPORATION. The board of directors may appoint a transfer agent and a registrar of the certificates of stock of the corporation. Any transfer agent so appointed shall maintain, among other records, a stockholders' ledger, setting forth the names and addresses of the holders of all issued shares of stock of the corporation, the number of shares held by each, the certificate numbers representing such shares, and the date of issue of the certificates representing such shares. Any registrar so appointed shall maintain, among other records, a share register, setting forth the total number of shares of each class of shares which the corporation is authorized to issue and the total number of shares actually issued. The stockholders' ledger and the share register are hereby identified as the stock transfer books of the corporation; but as between the stockholders' ledger and the share register, the names and addresses of stockholders, as they appear on the stockholders' ledger maintained by the transfer agent shall be the official list of stockholders of record of the corporation. The name and address of each stockholder of record, as they appear upon the stockholders ledger, shall be conclusive evidence of who are the stockholders entitled to receive notice of the meetings of stockholders, to vote at such meetings, to examine a complete list of the stockholders entitled to vote at meetings, and to own, enjoy and exercise any other property or rights deriving from such shares against the corporation. Stockholders, but not the corporation, its directors, officers, agents or attorneys, shall be responsible for notifying the transfer agent, in writing, of any changes in their names or addresses from time to time, and failure to do so will relieve the corporation, its other stockholders, directors, officers, agents and attorneys, and its transfer agent and registrar, of liability for failure to direct notices or other documents, or pay over or transfer dividends or other property or rights, to a name or address other than the name and address appearing in the stockholders' ledger maintained by the transfer agent.

SECTION 4.6. LOSS OF CERTIFICATES. In case of the loss, destruction or mutilation of a certificate of stock, a replacement certificate may be issued in place thereof upon such terms as the board of directors may prescribe, including, in the discretion of the board of directors, a requirement of bond and indemnity to the corporation.

SECTION 4.7. RESTRICTIONS ON TRANSFER. Every certificate for shares of stock which are subject to any restriction on transfer, whether pursuant to the Certificate of Incorporation, the By-laws or any agreement to which the corporation is a party, shall have the fact of the restriction noted conspicuously on the certificate and snail also set forth on the face or back either the full text of the restriction or a statement that the corporation will furnish a copy to the holder of such certificate upon written request and without charge.

SECTION 4.8. MULTIPLE CLASSES OF STOCK The amount and classes of the capital stock and the par value, if any, of the shares, shall be as fixed in the Certificate of Incorporation. At all times when there are two or more classes of stock, the several classes of stock shall conform to the description and the terms and have the respective preferences, voting powers, restrictions and qualifications set forth in the Certificate of Incorporation and these By-laws. Every certificate issued when the corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either (i) the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued, or (ii) a statement of the existence of such preferences, powers, qualifications and rights, and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.


                                   ARTICLE V.
                                    DIVIDENDS

SECTION 5.1. DECLARATION OF DIVIDENDS. Except as otherwise required by law or by the Certificate of Incorporation, the board of directors may, in its discretion, declare what, if any, dividends shall be paid from the surplus or from the net profits of the corporation upon the stock of the corporation; provided, however, that no dividend shall be declared or paid the payment of which would diminish the amount of the paid-in capital of the corporation. Dividends may be paid in cash, in property, in shares of the corporation's stock, or in any combination thereof. Dividends shall be payable upon such dates as the board of directors may designate.

SECTION 5.2. RESERVES. Before the payment of any dividend and before making any distribution of profits, the board of directors, from time to time and in its absolute discretion, shall have power to set aside out of the surplus or net profits of the corporation such sum or sums as the board of directors deems proper and sufficient as a reserve fund to meet contingencies or for such other purpose as the board of directors shall deem to be in the best interests of the corporation, and the board of directors may modify or abolish any such reserve.


                                   ARTICLE VI.
                         POWERS OF OFFICERS TO CONTRACT
                              WITH THE CORPORATION

         Any and all of the directors and officers of the corporation, notwithstanding their official relations to it, may enter into and perform any contract or transaction of any nature between the corporation and themselves, or any and all of the individuals from time to time constituting the board of directors of the corporation, or any firm or corporation in which any such director may be interested, directly or indirectly, whether such individual, firm or corporation thus dealing with the corporation shall thereby derive personal or corporate profits or benefits or otherwise; provided, that (i) the material facts as to such person 5 relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or committee thereof which authorizes such contract or transaction and the contract or transaction is specifically approved in good faith by a vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (ii) if the material facts as to such person 5 relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract is specifically approved in good faith by a vote of the stockholders; or (iii) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof, or the stockholders. Any director of the corporation who is interested in any transaction as aforesaid may nevertheless be counted in determining the existence of a quorum at any meeting of the board of directors which shall authorize or ratify any such transaction. This Article shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common or statutory law applicable thereto.

                                  ARTICLE VII.
                                 INDEMNIFICATION

SECTION 7.1. DEFINITIONS. For purpose of this Article VII:

(a) "Covered Person" means an individual:(i) who is a present or former director or officer of the corporation or who at the request of the Corporation serves or has served a partner-ship or joint venture to which the corporation is a party, a nominee trust established by the corporation, or an employee benefit plan sponsored by the corporation in one of those capacities or as trustee, partner or fiduciary and (ii) who by reason of his position was, is, or is threatened to be made a party to a Proceeding. It shall also include such person's legal representatives, heirs, executors and administrators.

(b) "Proceeding" includes any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (including any internal corporate investigation), and any claim which could be the subject of such a Proceeding.

(c) "Expenses means all reasonable attorneys fees, retainers, costs, fees of accountants and experts, witness fees, travel expenses and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, investigating or being or preparing to be a witness in a Proceeding and all liabilities, including but not limited to amounts paid in satisfaction of judgments, in compromises, as fines or penalties and amounts paid in settlement, which amounts have been actually and reasonably incurred in connection with any such Proceeding.

SECTION 7.2. ACTIONS BY OR IN NAME OF THE CORPORATION. THE corporation shall indemnify any Covered Person against all Expenses incurred in connection with the defense or disposition of any Proceeding by or in the name of the corporation if the Covered Person acted in good faith, and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any Proceeding which is criminal in nature, he had no reasonable cause to believe his conduct was unlawful, except that no indemnification shall be made with respect to any matter as to which such Covered Person has been adjudicated liable to the corporation, unless, and only to the extent that, the Court of Chancery or the court deciding the action determines that such Covered Person is entitled to indemnification.

Such indemnification may be provided in connection with a Proceeding in which it is claimed that an officer or director received an improper personal benefit by reason of his position, regardless or whether the claim involves his service in such capacity, subject to the foregoing limitations and to the additional limitation that it shall not have been finally determined that an improper personal benefit was received by the director or officer.

SECTION 7.3. OTHER ACTIONS. The corporation shall indemnify any Covered Person against any

Expenses incurred in connection with the defense or disposition of any Proceeding, other than a Proceeding of the type described in Section 7.2, if the Covered Person acted in good faith, in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal actions or proceeding, had no reasonable cause to believe his conduct was unlawful.

SECTION 7.4. INDEMNIFICATION UPON SUCCESSFUL DEFENSE. Notwithstanding anything to the contrary in Section 7.2 or 7.3, to the extent any Covered Person has been successful on the merits or otherwise in the defense of any Proceeding such Covered Person shall be indemnified by the corporation against all Expenses incurred by him in connection therewith.

SECTION 7.5. ADVANCES OF EXPENSES. The corporation shall advance attorneys' fees or other Expenses incurred by or on behalf of a Covered Person in defending a Proceeding, upon a written request therefor and receipt of an undertaking by or on behalf of the Covered Person to repay the amount advanced if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation for such Expenses.

SECTION 7.6. EMPLOYEES AND AGENTS; OFFICERS AND DIRECTORS OF OTHER CORPORATIONS OR ENTERPRISES. The corporation may, to the extent authorized from time to time by the Board of Directors, grant indemnification and the advancement of Expenses to any employee or agent of the corporation or to any officer or director of any other corporation or other enterprise who serves or has served as such at the request of the corporation. Upon such authorization by the Board of Directors, such person shall be deemed to be a "Covered Person" for the purposes of this Article.

SECTION 7.7. PRESUMPTION UPON TERMINATION OF PROCEEDING. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nob contendere or its equivalent, shall not, of itself, create a presumption that a person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, did not have reasonable cause to believe that his conduct was lawful.

SECTION 7.8. INDEMNIFICATION NOT EXCLUSIVE. The right of indemnification and advancement of Expenses provided by or granted pursuant to this Article VII shall not be exclusive of or affect any other rights to which any such Covered Person seeking indemnification or advancement of Expenses may be entitled.

SECTION 7.9. INSURANCE. The corporation may purchase and maintain insurance on its behalf and on behalf of any officer, director, employee or agent against any liability asserted against and incurred by him in any capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article VII.

SECTION 7.10. EMPLOYEE BENEFIT PLANS. If the corporation or any of its subsidiaries or affiliates sponsors any employee benefit plan, and any officer, director, employee or agent under-takes or incurs any responsibility as a fiduciary with respect thereto then, for purposes of indemnification of such person under this Article VII, (I) such person shall be deemed not to have failed to have acted in good faith and in the reasonable belief that his action was in the best interests of the corporation if he acted in good faith and in the reasonable belief that his action was in the best interests of the participants or beneficiaries of said plan, and (ii) "Expense" shall be deemed to include any taxes or penalties assessed on such person with respect to said plan under applicable law.

SECTION 7.11. SURVIVAL. The indemnification provisions in this Article shall be deemed to be a contract between the corporation and each director, officer, employee and agent who is or is deemed to be a Covered Person hereunder at any time while these provisions as well as the relevant provisions of the Delaware General Corporation Law are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit, or Proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a "contract right" may not be modified retroactively without the consent of such director, officer, employee or agent.

SECTION 7.12 SEVERABILITY. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each Covered Person and may indemnify each person who under Section 7.6 may be deemed to be a Covered Person as to all Expenses to the fullest extent permitted by any applicable portion of this Article that shall not have invalidated and to the fullest extent permitted by applicable law.

SECTION 7.13.RIGHT TO INDEMNIFICATION UPON APPLICATION; DETERMINATION TO INDEMNIFY. Indemnification under Sections 7.2 or Section 7.3 hereof shall be made no later than forty-five (45) days after the corporation is given written request therefor by or on behalf of the Covered Person in accordance with
Section 7.14 hereof. Unless prohibited by the express provisions of an applicable statute in a specific case, indemnification pursuant to Section 7.2 or 7.3 hereof and the advancement of Expenses pursuant to Section 7.5 hereof, as the case may be, shall be automatic and shall not require the approval of the Board of Directors or of the stockholders of the corporation, or of any other person or body. If such an applicable statute does, how-ever, expressly prohibit such mandatory indemnification in any such specific case, the corporation, nevertheless, shall promptly cause a meeting of its Board of Directors or stockholders, as the case may be, to be called and held (or, if permitted to take action by written consent in lieu of a meeting to obtain the requisite written consents) to take action within thirty (30) days of the written request for indemnification pursuant to Sections 7.2 or 7.3 or the advancement of Expenses pursuant to Section 7.5, as the case may be, to determine whether to approve such request. Such determination shall be made (a) by the Board of Directors of the Corporation by a majority vote of a quorum consisting of Directors who were not parties to the Proceeding which is the subject of the request, or (b) if such a quorum is not obtainable, or, even if obtainable if a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders. Immediately upon such determination being so made, the corporation shall furnish the indemnification or advancement requested subject to the pro-visions of Section 7.14 hereof. If a determination is made not to indemnify the Covered Person or make the advancement, the Covered Person shall have the right to seek an independent determination in favor of the request for indemnification or the advancement from any court of competent jurisdiction and an order requiring the corporation to make the requested payments or to take such other action as ordered by such court. If the corporation does not respond to a written request for indemnification pursuant to Sections 7.2 and 7.3 hereof or the advancement of Expenses pursuant to
Section 7.5, as the case may be, within said thirty (30) day period, the Corporation shall be deemed to have waived the right to require that the request be approved by the Board of Directors or the stockholders of the corporation or by any other person or body.

SECTION 7.14 NOTIFICATION AND DEFENSE OF CLAIM. Promptly after receipt by an Covered Person of notice of the commencement of any Proceeding, such Covered Person shall, if a claim is to be made against the corporation under this Article, notify the corporation of the commencement of the Proceeding. The omission so to notify the corporation will not relieve it from any liability which it may have to such Covered Person otherwise than under this Article. With respect to any such Proceedings:

(a) The corporation will be entitled to participate in the defense at its own expense.

(b) Except as otherwise provided below, the corporation jointly with any other indemnifying party similarly notified will be entitled to assume the defense with counsel reasonably satisfactory to the Covered Person. After notice from the corporation to Covered Person of its election to assume the defense of a suit, the corporation will not be liable to the Covered Person under this Article for any legal fees and expenses subsequently incurred by the Covered Person in connection with the defense of the Proceeding other than as provided below. The Covered Person shall have the right to employ his own counsel and conduct his own defense in such Proceeding but all legal fees and expenses incurred by or on behalf of him after notice from the corporation of its assumption of the defense shall be at the expense of the Covered Person unless
(I) the employment of counsel by the Covered Person has been authorized by the corporation, (ii) the Covered Person shall have concluded reasonably that there is a conflict of interest between the corporation and the Covered Person in the conduct of the defense of such action and such conclusion is confirmed in writing by the outside counsel employed by the corporation to represent the Covered Person in such Proceeding, or (iii) the corporation shall not in fact have employed counsel to assume the defense of such Proceeding, in each of which cases the legal fees and expenses of counsel shall be at the expense of the corporation.

(c) Notwithstanding any provision of this Article to the contrary, the corporation shall not be liable to indemnify the Covered Person under this Article for any amounts paid in settlement of any Proceeding or claim effected without its prior written consent.


                                  ARTICLE VIII.
                            MISCELLANEOUS PROVISIONS

SECTION 8.1. CERTIFICATE OF INCORPORATION. All references in these By-laws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the corporation, as amended and in effect from time to time.

SECTION 8.2. FISCAL YEAR. Except as from time to time otherwise provided by the board of directors, the fiscal year of the corporation shall end on the last day of March of each year.

SECTION 8.3. CORPORATE SEAL. The board of directors shall have the power to adopt and alter the seal of the corporation.

SECTION 8.4. EXECUTION OF INSTRUMENTS. All deeds, leases, transfers, contracts, bonds, notes, and other obligations authorized to be executed by an officer of the corporation on its behalf shall be signed by the president or the treasurer except as the board of directors may generally or in particular cases otherwise determine.

SECTION 8.5. VOTING OF SECURITIES. Unless the board of directors otherwise provides, the president or the treasurer may waive notice of and act on behalf of this corporation, or appoint another person or persons to act as proxy or attorney in fact for this corporation with or without discretionary power and/or power of substitution, at any meeting of stockholders or shareholders of any other corporation or organization, any of whose securities are held by this corporation.

SECTION 8.6. EVIDENCE OF AUTHORITY. A certificate by the secretary or any assistant secretary as to any action taken by the stockholders, directors or any officer or representative of the corporation shall, as to all persons who rely thereon in good faith, be conclusive evidence of such action. The exercise of any power which by law, by the Certificate of Incorporation, or by these By-laws, or under any vote of the stockholders or the board of directors, may be exercised by an officer of the corporation only in the event of absence of another officer or any other contingency shall bind the corporation in favor of anyone relying thereon in good faith, whether or not such absence or contingency existed.

SECTION 8.7. CORPORATE RECORDS. The original, or attested copies, of the Certificate of Incorporation, By-laws, records of all meetings of the incorporators and stockholders, and the stock transfer books (which shall contain the names of all stockholders and the record address and the amount of stock held by each) shall be kept in Delaware at the principal office of the corporation, or at an office of the corporation, or at an office of its transfer agent or of the secretary or of the assistant secretary, if any. Said copies and records need not all be kept in the same office. They shall be available for inspection of any stockholder to the extent required by law.

SECTION 8.8. CHARITABLE CONTRIBUTIONS. The board of directors from time to time may authorize contributions to be made by the corporation in such amounts as it may determine to be reasonable to corporations, trusts, funds or foundations organized and operated exclusively for charitable, scientific or educational purposes, no part of the net earning of which inures to the private benefit of any stockholder or individual. The board of directors may, by the affirmative vote of a majority of directors then in office, delegate to the Chairman of the Board or the President the authority to make charitable contributions, subject to the provisions of this Section 8.8 and such additional limitations as the board of directors may determine.


                                   ARTICLE IX.
                                   AMENDMENTS

SECTION 9.1. AMENDMENT BY STOCKHOLDERS. These By-laws may be amended altered or repealed by the stockholders at any annual or special meeting by vote or a majority of all shares outstanding and entitled to vote, except that where the effect of the amendment would be to reduce any voting requirement otherwise required by law, the Certificate of Incorporation or these By-laws, such amendment shall require the vote that would have been required by such other provision. Notice and a copy of any proposal to amend these By-laws must be included in the notice of meeting of stockholders at which action is taken upon such amendment.

SECTION 9.2. AMENDMENT BY BOARD OF DIRECTORS. These By-laws may be amended or altered by the board of directors at a meeting duly called for the purpose by majority vote of the directors then in office, except that directors shall not amend the By-laws in a manner which:

(a)  changes the stockholder voting requirements for any action;

(b) alters or abolishes any preferential right or right of redemption applicable to a class or series of stock with shares already outstanding;

(c) alters the application of the provisions of Articles VII hereof to any act or transaction which occurs prior to the date of such amendment;

(d) alters the provisions of Article IX hereof; or

(e) permits the board of directors to take any action which under law, the Certificate of Incorporation, or these By-laws is required to be taken by the stockholders.

Any amendment of these By-laws by the board of directors may be altered or repealed by the stockholders at any annual or special meeting of stockholders.